Exhibit 10.19.2

FOURTH AMENDMENT TO
SERVICE EXPENSE REIMBURSEMENT AGREEMENT
(LOUISIANA)

This Amendment (“Amendment”) is attached to and by reference made a part of the Service Expense Reimbursement Agreement between the insurance companies named below (collectively, “Company”) and CAI CREDIT INSURANCE AGENCY, INC. (“Customer”), dated July 1, 1998 (the “Agreement”).  This Amendment is effective May 1, 2009 (“Amendment Effective Date”).

NOW, THEREFORE, IT IS MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:

1.	Paragraph (F) shall be added to Section 5 of the Agreement immediately following paragraph (E), as follows:

(F)
Bill Company monthly for the amount of premiums that are earned but not collected due to Customer’s charge-off on its books (“Premium Charge-offs”), during such previous month, of the relevant consumers’ accounts under which the premium was financed.  Company shall be obligated to pay Customer in monthly increments for such charge-offs on a quarterly basis at the time the Contingent Compensation Credit is calculated, up to the amount of Contingent Compensation Credit available for payment in that period; any Premium Charge-offs during a quarter which are billed to but not paid by Company in their entirety for any month due to the fact that the total Premium Charge-offs for the quarter exceed Contingent Compensation Credit due Customer for the relevant quarter shall not be paid during such quarter, but such monthly increment shall be eligible for payment in a subsequent quarter in which a Contingent Compensation Credit is due Customer.  For the avoidance of doubt, Company will deduct the Premium Charge-offs billed for each month during the quarter, as reflected in paragraph (h) of Paragraph A.(1) of the Group Experience Rating/Contingent Compensation Addendum, from the calculated premium, as determined in paragraphs (a) through (c) of Paragraph A.(1) of the Group Experience Rating/Contingent Compensation Addendum, but if the Contingent Compensation Credit due Customer for any quarter is insufficient to cover the Premium Charge-offs billed by Customer for any month during that quarter, the total Premium Charge-offs billed for that month will be carried over and paid in monthly increments from available Contingent Compensation Credit in future quarters.  Upon termination of this Agreement, any billed Premium Charge-offs which remain unpaid by Company shall be waived by Customer.  It is acknowledged and agreed by the parties that Premium Charge-offs which have accumulated on Customer’s books as of the Amendment Effective Date may be billed by Customer commencing with the month of May, 2009.   Further, Company’s obligation for payment of Premium Charge-offs billed by Customer shall be limited by any applicable compensation caps, and Company shall have no obligation to pay any excess over applicable compensation caps.

2.	Paragraph (h) shall be added to Paragraph (1) of Section A of the Group Experience Rating/Contingent Compensation Addendum, as follows:

(h)	The cumulative total of all Premium Charge-offs billed Company by Customer pursuant to Paragraph (F) of Section 5 of the Agreement.

3.
Schedule C, as referenced in Paragraph 6. of the First Amendment to Service Expense Reimbursement Agreement (Louisiana) shall be deleted in its entirety and replaced with Schedule C attached hereto and made a part hereof, into which Line G., “Premium Charge-Off”, has been incorporated.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment by their duly authorized officers and representatives on the date(s) indicated below.

CAI CREDIT INSURANCE AGENCY, INC.
(“Customer”)

By:	/s/ Timothy L. Frank

Print Name:	Timothy L. Frank

Title:	Chief Executive Officer

Date:	August 8, 2009

AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA
(“Company”)

By:	/s/ Dawn Lamnin

Print Name:	Dawn Lamnin

Title:	Vice-President

Date:	August 13, 2009

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA
(“Company”)

By:	/s/ Dawn Lamnin

Print Name:	Dawn Lamnin

Title:	Vice-President

Date:	August 13, 2009

AMERICAN RELIABLE INSURANCE COMPANY
(“Company”)

By:	/s/ Dawn Lamnin

Print Name:	Dawn Lamnin

Title:	Vice-President

Date:	August 13, 2009

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